Exhibit 10.2

Execution Version

PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT (as it may be amended, restated, supplemented or otherwise modified from time to time, this “Security Agreement”) is entered into as of June 12, 2026, by and among FREQUENCY ELECTRONICS, INC., a Delaware corporation (the “Borrower”), FEI-ZYFER, Inc., a Delaware corporation (“FEI-ZYFER”) and any additional entities which become parties to this Security Agreement by executing a Security Agreement Supplement hereto in substantially the form of Annex I hereto (such additional entities, together with the Borrower and FEI-Zyfer, each a “Grantor”, and collectively, the “Grantors”), and JPMorgan Chase Bank, N.A. (the “Lender”).

PRELIMINARY STATEMENT

The Grantors and the Lender are entering into a Credit Agreement dated as of the date hereof (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Each Grantor is entering into this Security Agreement in order to induce the Lender to enter into and extend credit to the Borrower under the Credit Agreement and to secure the Secured Obligations that it has agreed to guarantee pursuant to Article IX of the Credit Agreement.

ACCORDINGLY, the Grantors and the Lender, on behalf of the Secured Parties, hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1. Terms Defined in Credit Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

1.2. Terms Defined in UCC. Terms defined in the UCC which are not otherwise defined in this Security Agreement are used herein as defined in the UCC.

1.3. Definitions of Certain Terms Used Herein. As used in this Security Agreement, in addition to the terms defined in the first paragraph hereof and in the Preliminary Statement, the following terms shall have the following meanings:

“Accounts” shall have the meaning set forth in Article 9 of the UCC.

“Applicable IP Office” means the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency within or, solely in the case of Section 4.7, outside the United States.

“Article” means a numbered article of this Security Agreement, unless another document is specifically referenced.

“Chattel Paper” shall have the meaning set forth in Article 9 of the UCC.

“Collateral” shall have the meaning set forth in Article II.

“Collateral Access Agreement” means any landlord waiver or other agreement, in form and substance reasonably satisfactory to the Lender, between the Lender and any third party (including any bailee, consignee, customs broker, or other similar Person) in possession of any Collateral or any landlord of any real property where any Collateral is located, as such landlord waiver or other agreement may be amended, restated, supplemented or otherwise modified from time to time.

“Collateral Report” means any certificate, report or other document delivered by any Grantor to the Lender with respect to the Collateral pursuant to the Loan Documents.

“Commercial Tort Claims” means the commercial tort claims as defined in Article 9 of the UCC, including each commercial tort claim specifically described on Exhibit I.

“Confirmatory Grant” shall have the meaning set forth in Section 3.10(e).

“Control” shall have the meaning set forth in Article 8 of the UCC or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the UCC.

“Copyrights” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to copyrights and all mask works, database and design rights, whether or not registered or published, all registrations and recordations thereof and all applications in connection therewith.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Deposit Account Control Agreement” means an agreement, in form and substance reasonably satisfactory to the Lender, among any Grantor, a banking institution holding such Grantor’s funds, and the Lender with respect to collection and control of all deposits and balances held in a deposit account maintained by such Grantor with such banking institution.

“Deposit Accounts” shall have the meaning set forth in Article 9 of the UCC.

“Documents” shall have the meaning set forth in Article 9 of the UCC.

“Equipment” shall have the meaning set forth in Article 9 of the UCC.

“Event of Default” means an event described in Section 5.1.

“Excluded Account” means any of the following deposit accounts: (a) deposit accounts specifically and exclusively used in the ordinary course of business for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of the Borrower or any of its Subsidiary’s employees, which accounts are funded only in the ordinary course of business and not in excess of any amounts necessary to fulfill payroll obligations that are then currently owing or anticipated for the next payroll cycle, (b) any deposit account specifically and exclusively used in the ordinary course of business as an escrow account or trust account, and (c) other accounts with an aggregate balance in all such accounts, collectively, not to exceed $250,000.

“Excluded Property” means any (i) “intent to use” application for registration of a Trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, to the extent that, and during the period in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law, and (ii) any lease, license or other agreement or any property subject to a capital lease or purchase money security interest permitted by Section 6.01(e) and 6.02(d) of the Credit Agreement, to the extent that the granting of a Lien thereon in favor of the Secured Parties would violate or invalidate such lease, license, agreement, capital lease or purchase money security interest or create a right of termination in favor of any party thereto (other than the other Grantors and their respective Subsidiaries and other than to the extent that any such term would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the applicable UCC or any other applicable law or principles of equity), so long as such provision exists and so long as such lease, license or agreement was not entered into in contemplation of circumventing the obligation to provide security for Collateral hereunder and (iii) Excluded Accounts; provided, however, that the exclusions set forth in this definition shall not apply to any Proceeds, products, substitutions or replacements of the foregoing property unless such Proceeds, products, substitutions or replacements would themselves constitute Excluded Property.

“Exhibit” refers to a specific exhibit to this Security Agreement, unless another document is specifically referenced.

“Fixtures” shall have the meaning set forth in Article 9 of the UCC.

“General Intangibles” shall have the meaning set forth in Article 9 of the UCC.

“Goods” shall have the meaning set forth in Article 9 of the UCC.

“Industrial Designs” means all right, title and interest (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to registered industrial designs and industrial design applications.

“Instruments” shall have the meaning set forth in Article 9 of the UCC.

“Intellectual Property” means all rights, title and interests in or relating to intellectual property and industrial property arising under any Requirement of Law and all IP Ancillary Rights relating thereto, including all Copyrights, Patents, Industrial Designs, Software, Trademarks, Internet Domain Names, Trade Secrets and IP Licenses.

“Internet Domain Name” means all right, title and interest (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to internet domain names.

“Inventory” shall have the meaning set forth in Article 9 of the UCC.

“Investment Property” shall have the meaning set forth in Article 9 of the UCC.

“IP Ancillary Rights” means, with respect to any Intellectual Property, as applicable, all foreign counterparts to, and all divisionals, reversions, continuations, continuations-in-part, reissues, reexaminations, renewals and extensions of, such Intellectual Property and all income, royalties, proceeds and Liabilities at any time due or payable or asserted under or with respect to any of the foregoing or otherwise with respect to such Intellectual Property throughout the world, including all rights to sue or recover at law or in equity for any past, present or future infringement, misappropriation, dilution, violation or other impairment thereof, and, in each case, all rights to obtain any other IP Ancillary Right throughout the world.

“IP License” means all contractual obligations (and all related IP Ancillary Rights), whether written or oral, granting any right, title and interest in or relating to any Intellectual Property, but excluding any license in respect of (i) commercially available off-the-shelf software or (ii) non-exclusive licenses in the ordinary course of business.

“Letter-of-Credit Rights” shall have the meaning set forth in Article 9 of the UCC.

“Liabilities” mean all claims (including intraparty claims), actions, suits, judgments, demands, damages, losses, liability, obligations, responsibilities, fines, penalties, sanctions, costs, fees, Taxes, commissions, charges, disbursements and expenses (including those incurred upon any appeal or in connection with the preparation for and/or response to any subpoena or request for document production relating thereto), in each case of any kind or nature (including interest accrued thereon or as a result thereto and fees, charges and disbursements of financial, legal and other advisors and consultants), whether joint or several, whether or not indirect, contingent, consequential, actual, punitive, treble or otherwise.

“Material License Agreement” means any license of Intellectual Property that constitutes Material Intellectual Property.

“Patents” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to letters patent and applications therefor.

“Pledged Collateral” means all Instruments, Securities, General Intangibles consisting of interests in limited liability companies or partnerships, and other Investment Property of the Grantors, whether or not required to be physically delivered to the Lender pursuant to this Security Agreement.

“Receivables” means the Accounts, Chattel Paper, Documents, Investment Property, Instruments and any other rights or claims to receive money which are General Intangibles or which are otherwise included as Collateral.

“Section” means a numbered section of this Security Agreement, unless another document is specifically referenced.

“Secured Parties” shall have the meaning set forth in the Credit Agreement.

“Securities Account Control Agreement” means an agreement, in form and substance reasonably satisfactory to the Lender, among any Grantor, a financial institution, securities intermediary or other Person holding such Grantor’s securities or maintaining a securities account for such Grantor, and the Lender with respect to collection and control of all securities, balances and other assets held in a securities account maintained by such Grantor with such securities intermediary.

“Security” shall have the meaning set forth in Article 8 of the UCC.

“Security Agreement Supplement” means any Security Agreement Supplement to this Security Agreement in substantially the form of Annex I hereto executed by an entity that becomes a Grantor under this Security Agreement after the date hereof.

“Software” means (a) all computer programs, including source code and object code versions, (b) all data, databases and compilations of data, whether machine readable or otherwise, and (c) all documentation, training materials and configurations related to any of the foregoing.

“Stock Rights” means all dividends, instruments or other distributions and any other right or property which the Grantors shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any Equity Interest constituting Collateral, any right to receive an Equity Interest and any right to receive earnings, in which the Grantors now have or hereafter acquire any right, issued by an issuer of such Equity Interest.

“Supporting Obligations” shall have the meaning set forth in Article 9 of the UCC.

“Trade Secrets” means all right, title and interest (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to proprietary, confidential and/or non-public information, however documented, including but not limited to confidential ideas, know-how, concepts, methods, processes, formulae, reports, data, customer lists, mailing lists, business plans and all other trade secrets.

“Trademarks” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers and, in each case, all goodwill associated therewith, all registrations and recordations thereof and all applications in connection therewith.

“UCC” means the Uniform Commercial Code, as in effect from time to time, of the State of New York or of any other state the laws of which are required as a result thereof to be applied in connection with the attachment, perfection or priority of, or remedies with respect to, Lender’s or any other Secured Party’s Lien on any Collateral.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

ARTICLE II

GRANT OF SECURITY INTEREST

Each Grantor hereby pledges, assigns and grants to the Lender, on behalf of and for the ratable benefit of the Secured Parties, a security interest in all of its right, title and interest in, to and under all personal property and other assets of such Grantor, whether now owned by or owing to, or hereafter acquired by or arising in favor of such Grantor (including under any trade name or derivations thereof), and whether owned or consigned by or to, or leased from or to, such Grantor, and regardless of where located (all of which will be collectively referred to as the “Collateral”), including:

(i)	all Accounts;

(ii)	all Chattel Paper;

(iii)	all Copyrights, Patents and Trademarks and all other Intellectual Property;

(iv)	all Documents;

(v)	all Equipment;

(vi)	all Fixtures;

(vii)	all General Intangibles;

(viii)	all Goods;

(ix)	all Instruments;

(x)	all Inventory;

(xi)	all Investment Property;

(xii)	all cash or cash equivalents;

(xiii)	all letters of credit, Letter-of-Credit Rights and Supporting Obligations;

(xiv)	all Deposit Accounts and Securities Accounts with any bank, financial institution, securities intermediary or other Person;

(xv)	all Commercial Tort Claims; and

(xvi)	all accessions to, substitutions for and replacements, proceeds (including Stock Rights), insurance proceeds and products of the foregoing, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto and any General Intangibles at any time evidencing or relating to any of the foregoing;

to secure the prompt and complete payment and performance of the Secured Obligations.

Notwithstanding anything contained in this Security Agreement to the contrary, the term “Collateral” (and each defined term used in the definition of Collateral) and the foregoing grant shall not include any Excluded Property;

provided, that if and when any property shall cease to be Excluded Property, such property shall be deemed at all times from and after such date to constitute Collateral to the extent subject to the grant clause in this Article II; and provided, further, that the exclusions set forth with respect to Excluded Property shall not apply to any Proceeds, products, substitutions or replacements of the foregoing property unless such Proceeds, products, substitutions or replacements would themselves constitute property by the defined term Excluded Property.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each Grantor represents and warrants, and each Grantor that becomes a party to this Security Agreement pursuant to the execution of a Security Agreement Supplement represents and warrants (after giving effect to supplements, if any, to each of the Exhibits hereto with respect to such Grantor as attached to such Security Agreement Supplement), to the Lender and the Secured Parties that:

3.1. Title, Authorization, Validity, Enforceability, Perfection and Priority. Such Grantor has good and valid rights in or the power to transfer the Collateral owned by it and title to the Collateral with respect to which it has purported to grant a security interest hereunder, free and clear of all Liens except for Liens permitted under Section 4.1(e), and has full power and authority to grant to the Lender the security interest in the Collateral pursuant hereto. The execution and delivery by such Grantor of this Security Agreement has been duly authorized by proper corporate, limited liability company, or partnership proceedings of such Grantor, and this Security Agreement constitutes a legal valid and binding obligation of such Grantor and creates a security interest which is enforceable against such Grantor in all Collateral it now owns or hereafter acquires, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. When financing statements have been filed in the appropriate offices against such Grantor in the locations listed on Exhibit H, the Lender will have a fully perfected first priority security interest in that Collateral of such Grantor in which a security interest may be perfected by filing a financing statement under the UCC, subject only to Liens permitted under Section 4.1(e).

3.2. Type and Jurisdiction of Organization, Organizational and Identification Numbers. As of the date hereof, the type of entity of such Grantor, its state of organization, the organizational number issued to it by its state of organization and its federal employer identification number are set forth on Exhibit A.

3.3. Principal Location. As of the date hereof, such Grantor’s mailing address, and the location of its places of business and its chief executive office, are disclosed on Exhibit A attached hereto; and as of the date hereof, such Grantor has no other places of business except those set forth on Exhibit A attached hereto.

3.4. Collateral Locations. As of the date hereof, all of such Grantor’s Collateral locations where Collateral with an aggregate value in excess of $250,000 (other than Collateral which is in transit or in the possession of an employee in the ordinary course of such employee’s duties) is located are listed on Exhibit A. All of said locations are owned by such Grantor except for locations (a) which are leased by such Grantor as lessee and designated in Part VII(b) of Exhibit A and (b) at which Inventory is held in a public warehouse or is otherwise held by a bailee or on consignment by such Grantor as designated in Part VII(c) of Exhibit A.

3.5. Deposit Accounts. As of the date hereof, all of such Grantor’s Deposit Accounts and securities accounts are listed on Exhibit B.

3.6. Exact Names. As of the date hereof, such Grantor’s name in which it has executed this Security Agreement is the exact name as it appears in such Grantor’s organizational documents, as amended, as filed with such Grantor’s jurisdiction of organization. Such Grantor has not, during the past five years, been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or been a party to any acquisition.

3.7. Letter-of-Credit Rights and Chattel Paper. As of the date hereof, Exhibit C lists all Letter-of-Credit Rights and Chattel Paper of such Grantor with a face amount in excess of $100,000. All action by such Grantor necessary or reasonably requested to protect and perfect the Lender’s Lien on each item listed on Exhibit C (including the delivery of all originals and the placement of a legend on all Chattel Paper as required hereunder) has been duly taken. The Lender will have a fully perfected first priority security interest in the Collateral listed on Exhibit C, subject only to Liens permitted under Section 4.1(e).

3.8. Accounts and Chattel Paper.

(a) The names of the obligors, amounts owing, due dates and other information with respect to its Accounts and Chattel Paper owned by such Grantor are and will be correctly stated in all material respects in all records of such Grantor relating thereto and in all invoices and Collateral Reports with respect thereto furnished to the Lender by such Grantor from time to time. As of the time when each Account or each item of Chattel Paper arises, such Grantor shall be deemed to have represented and warranted that such Account or Chattel Paper, as the case may be, and all records relating thereto, are genuine and in all material respects what they purport to be.

(b) With respect to its Accounts, (i) all Accounts represent bona fide sales of Inventory or rendering of services to Account Debtors in the ordinary course of such Grantor’s business and are not evidenced by a judgment, Instrument or Chattel Paper; (ii) to Grantor’s knowledge there are no material setoffs, claims or disputes existing or asserted with respect thereto and such Grantor has not made any agreement with any Account Debtor for any extension of time for the payment thereof, any compromise or settlement for less than the full amount thereof, any release of any Account Debtor from liability therefor, or any deduction therefrom except, in each case, in the ordinary course of its business; and (iii) to such Grantor’s knowledge, there are no facts, events or occurrences which in any way impair the validity or enforceability thereof or could reasonably be expected to materially reduce the amount payable thereunder as shown on such Grantor’s books and records and any invoices and statements with respect thereto.

(c) In addition, with respect to all of its Accounts, (i) the amounts shown on all invoices and statements with respect thereto are, to Grantor’s knowledge, actually and absolutely owing to such Grantor as indicated thereon and are not in any way contingent, and (ii) to such Grantor’s knowledge, all Account Debtors have the capacity to contract.

3.9. Inventory. With respect to any of its Inventory, (a) such Inventory (other than Inventory in transit) is located at one of such Grantor’s locations set forth on Exhibit A, as of the date hereof, (b) no Inventory (other than Inventory in transit) is now, or shall at any time or times hereafter be stored at any other location except as permitted by Section 4.1(g), (c) such Grantor has good and merchantable title to such Inventory and such Inventory is not subject to any Lien or security interest or document whatsoever except for the security interest granted to the Lender hereunder, for the benefit of the Lender and Secured Parties, and Liens permitted under Section 6.02 of the Credit Agreement (“Permitted Liens”), (d) such Inventory is of good and merchantable quality, free from any material defects, (e) such Inventory is not subject to any licensing, patent, royalty, trademark, trade name or copyright agreements with any third parties which would require any consent of any third party upon sale or disposition of that Inventory or the payment of any monies to any third party upon such sale or other disposition, (f) such Inventory has been produced in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder, and (g) the completion of manufacture, sale or other disposition of such Inventory by the Lender following an Event of Default shall not require the consent of any Person and shall not constitute a breach or default under any contract or agreement to which such Grantor is a party or to which such property is subject.

3.10. Intellectual Property.

(a) Exhibit D contains a complete and accurate listing, as of the date hereof, of the following Intellectual Property such Grantor owns or exclusively licenses: (i) Intellectual Property that is registered or subject to applications for registration, (ii) Internet Domain Names and (iii) Material Intellectual Property and material Software, separately identifying that owned and exclusively licensed to such Grantor and including for each of the foregoing items (A) the owner, (B) the title, (C) the jurisdiction in which such item has been registered or otherwise arises or in which an application for registration has been filed, (D) as applicable, the registration or application number and registration or application date and (E) any IP Licenses or other rights (including franchises) granted by such Grantor with respect thereto. Such Grantor owns directly or is entitled to use, by license or otherwise, all Intellectual Property necessary for the conduct of such Grantor’s business as currently conducted. All of the U.S. registrations, applications for registration or applications for issuance of the Material Intellectual Property are in good standing and are recorded or in the process of being recorded in the name of such Grantor.

(b) On the Effective Date, all Material Intellectual Property owned by such Grantor is valid, in full force and effect, subsisting, unexpired and enforceable, and no Material Intellectual Property has been abandoned. No breach or default of any Material License Agreement shall be caused by any of the following, and none of the following shall limit or impair the ownership, use, validity or enforceability of, or any rights of such Grantor in, any Material Intellectual Property: (i) the consummation of the transactions contemplated by any Loan Documents or (ii) any holding, decision, judgment or order rendered by any Governmental Authority. Except as described on Exhibit D, there are no pending (or, to the knowledge of such Grantor, threatened) actions, investigations, suits, proceedings, audits, claims, demands, orders or disputes challenging the ownership, use, validity, enforceability of, or such Grantor’s rights in, any Material Intellectual Property of such Grantor. To such Grantor’s knowledge, except as described on Exhibit D, no Person has been or is infringing, misappropriating, diluting, violating or otherwise impairing any Material Intellectual Property of such Grantor. Such Grantor, and to such Grantor’s knowledge each other party thereto, is not in material breach or default of any Material License Agreement.

(c) Such Grantor has used commercially reasonable efforts to take, or to cause to be taken steps so that none of its Material Intellectual Property, the value of which to such Grantor is contingent upon maintenance of the confidentiality thereof, has been disclosed by such Grantor to any Person other than employees, contractors, customers, representatives and agents of such Grantor who are parties to customary confidentiality and nondisclosure agreements with such Grantor. Each employee and contractor of such Grantor involved in development or creation of any Material Intellectual Property has assigned any and all inventions and ideas of such Person in and to such Intellectual Property to such Grantor, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

(d) No settlement or consents, covenants not to sue, nonassertion assurances, or releases have been entered into by such Grantor or exist to which such Grantor is bound that adversely affect its rights to own or use any Intellectual Property except as could not be reasonably expected to result in a Material Adverse Effect, in each case individually or in the aggregate.

(e) This Security Agreement is effective to create a valid and continuing Lien on such Copyrights, IP Licenses, Patents and Trademarks and, upon filing with the Applicable IP Office of the Confirmatory Grant of Security Interest in Copyrights, the Confirmatory Grant of Security Interest in Patents and the Confirmatory Grant of Security Interest in Trademarks (each, a “Confirmatory Grant”), and the filing of appropriate financing statements in the jurisdictions listed in Exhibit H hereto, all action necessary or desirable to protect and perfect the security interest in, to and on such Grantor’s Patents, Trademarks, Copyrights, or IP Licenses have been taken and such perfected security interest is enforceable as such as against any and all creditors of and purchasers from such Grantor. As of the date hereof, such Grantor has no interest in any Copyright that is necessary in connection with the operation of such Grantor’s business, except for those Copyrights identified in Exhibit D attached hereto which have been registered with the United States Copyright Office.

3.11. Filing Requirements. As of the date hereof, none of its Equipment is covered by any certificate of title, except for the vehicles described in Part I of Exhibit E. None of the Collateral owned by it is of a type for which security interests or liens may be perfected by filing under any federal statute except for (a) the vehicles described in Part II of Exhibit E and (b) Patents, Trademarks and Copyrights held by such Grantor and described in Exhibit D. The legal description, county and street address of each property on which any Fixtures with a value in excess of $250,000 per location owned by such Grantor are located as of the date hereof is set forth in Exhibit F together with the name and address of the record owner of each such property.

3.12. No Financing Statements, Security Agreements. No financing statement or security agreement describing all or any portion of the Collateral which has not lapsed or been terminated (by a filing authorized by the secured party in respect thereof) naming such Grantor as debtor has been filed or is of record in any jurisdiction except for financing statements or security agreements (a) naming the Lender on behalf of the Secured Parties as the secured party and (b) in respect to other Permitted Liens.

3.13. Pledged Collateral.

(a) Exhibit G sets forth a complete and accurate list of all of the Pledged Collateral owned by such Grantor with a face value in excess of $100,000 or with respect to any Subsidiary as of the date hereof. Such Grantor is the direct, sole beneficial owner and sole holder of record of the Pledged Collateral listed on Exhibit G as being owned by it, free and clear of any Liens, except for (i) in the case of Pledged Collateral consisting of Equity Interests of a Subsidiary, the security interest granted to the Lender for the benefit of the Secured Parties hereunder and Permitted Encumbrances and (ii) in all other cases, Permitted Liens. Such Grantor further represents and warrants that (i) all Pledged Collateral owned by it constituting an Equity Interest has been (to the extent such concepts are relevant with respect to such Pledged Collateral) duly authorized, validly issued, are fully paid and non-assessable, (ii) with respect to any certificates delivered to the Lender representing an Equity Interest, either such certificates are Securities as defined in Article 8 of the UCC as a result of actions by the issuer or otherwise, or, if such certificates are not Securities, such Grantor has so informed the Lender so that the Lender may take steps to perfect its security interest therein as a General Intangible, (iii) all such Pledged Collateral held by a securities intermediary (other than in an Excluded Account) is covered by a Securities Account Control Agreement pursuant to which the Lender has Control, and (iv) all Pledged Collateral which represents Indebtedness owed to such Grantor, to the knowledge of such Grantor has been duly authorized, authenticated or issued and delivered by the issuer of such Indebtedness, is the legal, valid and binding obligation of such issuer and such issuer is not in default thereunder.

(b) In addition, (i) to such Grantor’s knowledge, none of the Pledged Collateral owned by it has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject, (ii) as of the date hereof, no options, warrants, calls or commitments of any character whatsoever (A) exist relating to such Pledged Collateral or (B) obligate the issuer of any Equity Interest included in the Pledged Collateral to issue additional Equity Interests, and (iii) no consent, approval, authorization, or other action by, and no giving of notice or filing with, any Governmental Authority or any other Person is required for the pledge by such Grantor of such Pledged Collateral pursuant to this Security Agreement or for the execution, delivery and performance of this Security Agreement by such Grantor, or for the exercise by the Lender of the voting or other rights provided for in this Security Agreement or for the remedies in respect of the Pledged Collateral pursuant to this Security Agreement, except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally.

(c) Except as set forth in Exhibit G, as of the date hereof, such Grantor owns 100% of the issued and outstanding Equity Interests which constitute Pledged Collateral owned by it and none of the Pledged Collateral which represents Indebtedness owed to such Grantor is subordinated in right of payment to other Indebtedness or subject to the terms of an indenture.

ARTICLE IV

COVENANTS

From the date of this Security Agreement and thereafter until this Security Agreement is terminated pursuant to the terms hereof, each Grantor party hereto as of the date hereof agrees, and from and after the effective date of any Security Agreement Supplement applicable to any Grantor (and after giving effect to supplements, if any, to each of the Exhibits hereto with respect to such subsequent Grantor as attached to such Security Agreement Supplement) and thereafter until this Security Agreement is terminated pursuant to the terms hereof, each such additional Grantor agrees that:

4.1. General.

(a) Collateral Records. Such Grantor will maintain complete and accurate in all material respects books and records with respect to the Collateral owned by it consistent with past practice, and furnish to the Lender, such reports relating to such Collateral as the Lender shall from time to time reasonably request.

(b) Authorization to File Financing Statements; Ratification. Such Grantor hereby authorizes the Lender to file, and if requested will deliver to the Lender, all financing statements and other documents and take such other actions as may from time to time be reasonably requested by the Lender in order to maintain a first priority perfected security interest (subject, as to priority, to Permitted Liens) in and, if applicable, Control of, the Collateral owned by such Grantor. Any financing statement filed by the Lender may be filed in any filing office in any UCC jurisdiction and may (i) indicate such Grantor’s Collateral (A) as all assets of the Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of such jurisdiction, or (B) by any other description which reasonably approximates the description contained in this Security Agreement, and (ii) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (A) whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor, and (B) in the case of a financing statement filed as a fixture filing or indicating such Grantor’s Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Such Grantor also agrees to furnish any such information described in the foregoing sentence to the Lender promptly upon request. Such Grantor also ratifies its authorization for the Lender to have filed in any UCC jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

(c) Further Assurances. Such Grantor will, if so requested by the Lender, furnish to the Lender, as often as the Lender reasonably requests (but not more frequently than on a quarterly basis), statements and schedules further identifying and describing the Collateral owned by it and such other reports and information in connection with its Collateral as the Lender may reasonably request, all in such reasonable detail as the Lender may specify. Such Grantor also agrees to use commercially reasonable efforts to defend title to the Collateral against all persons and to defend the security interest of the Lender in its Collateral and the priority thereof against any Lien not expressly permitted hereunder.

(d) Disposition of Collateral. Such Grantor will not sell, lease or otherwise Dispose of the Collateral owned by it except for Dispositions specifically permitted pursuant to Section 6.05 of the Credit Agreement.

(e) Liens. Such Grantor will not create, incur, or suffer to exist any Lien on the Collateral owned by it except (i) the security interest created by this Security Agreement, and (ii) other Liens permitted under Section 6.02 of the Credit Agreement.

(f) Other Financing Statements. Such Grantor will not authorize the filing of any financing statement naming it as debtor covering all or any portion of the Collateral owned by it, except for financing statements (i) naming the Lender on behalf of the Secured Parties as the secured party, and (ii) in respect of other Liens permitted under Section 6.02 of the Credit Agreement. Such Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of the Lender, subject to such Grantor’s rights under Section 9-509(d)(2) of the UCC.

(g) Locations. Such Grantor will not (i) maintain any Collateral owned by it with an aggregate value greater than $250,000 per location at any location other than those locations listed on Exhibit A or as disclosed to Lender with the next Compliance Certificate required to be delivered under Section 5.1(c) of the Credit Agreement (and if requested by the Lender, such Grantor will use commercially reasonable efforts to promptly obtain a Collateral Access Agreement for each such location to the extent required by Section 4.13), or (iii) change its principal place of business or chief executive office from the location identified on Exhibit A, other than as permitted by the Credit Agreement.

(h) Compliance with Terms. Such Grantor will perform and comply in its ordinary course of business with all material obligations in respect of the Collateral owned by it and all material agreements to which it is a party or by which it is bound relating to such Collateral.

4.2. Receivables.

(a) Certain Agreements on Receivables. Such Grantor will not make or agree to make any discount, credit, rebate or other reduction in the original amount owing on a Receivable or accept in satisfaction of a Receivable less than the original amount thereof, other than, (x) prior to the occurrence of an Event of Default, such Grantor may reduce the amount of Accounts arising from the sale of Inventory in accordance with its present policies and in the ordinary course of business and (y) discounts and adjustments given in the ordinary course of business.

(b) Collection of Receivables. Except as otherwise provided in this Security Agreement, such Grantor will collect and enforce, at such Grantor’s sole expense, all amounts due or hereafter due to such Grantor under the Receivables owned by it, in each case, in the ordinary course of business.

(c) Delivery of Invoices. Such Grantor will deliver to the Lender promptly upon its request after the occurrence and during the continuation of an Event of Default duplicate invoices with respect to each Account owned by it bearing such language of assignment as the Lender shall specify.

(d) Electronic Chattel Paper. Upon the request of the Lender, such Grantor shall take all steps necessary to grant the Lender Control of all electronic chattel paper with a face value in excess of $100,000 in accordance with the UCC and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

4.3. Inventory and Equipment.

(a) Maintenance of Goods. Such Grantor will do all things reasonably necessary to maintain, preserve, protect and keep its Inventory and the Equipment in good repair and working and saleable condition, except for damaged or defective goods arising in the ordinary course of such Grantor’s business and except for ordinary wear and tear in respect of the Equipment.

(b) Equipment. Such Grantor shall not permit any Equipment with a value in excess of $100,000 to become a fixture with respect to real property or to become an accession with respect to other personal property with respect to which real or personal property the Lender does not have a Lien.

(c) Titled Vehicles. Such Grantor will give the Lender notice of its acquisition of any vehicle with fair market value in excess of $100,000 covered by a certificate of title with the next Compliance Certificate required to be delivered under Section 5.1(c) of the Credit Agreement, and, if reasonably requested by the Lender, deliver to the Lender the original of any vehicle title certificate and provide and/or file all other documents or instruments necessary to have the Lien of the Lender noted on any such certificate or with the appropriate state office.

4.4. Delivery of Instruments, Securities, Chattel Paper and Documents. Such Grantor will (a) deliver to the Lender promptly upon execution of this Security Agreement the originals of all Chattel Paper, Securities (to the extent certificated) and Instruments constituting Collateral owned by it (if any then exist), (b) hold in trust for the Lender upon receipt and promptly thereafter deliver to the Lender any Chattel Paper, Securities and Instruments constituting Collateral, (c) upon the Lender’s request, deliver to the Lender (and thereafter hold in trust for the Lender upon receipt and promptly deliver to the Lender) any Document evidencing or constituting Collateral and (d) promptly upon the Lender’s request, deliver to the Lender a duly executed amendment to this Security Agreement, in the form of Exhibit J hereto (the “Amendment”), pursuant to which such Grantor will pledge such additional Collateral; provided, that no Grantor shall be required to deliver any certificates representing the Equity Interests of any Dormant Subsidiary. Each Grantor hereby authorizes the Lender to attach each Amendment to this Security Agreement and agrees that all additional Collateral set forth in such Amendments shall be considered to be part of the Collateral.

4.5. Uncertificated Pledged Collateral. Such Grantor will permit the Lender from time to time to cause the appropriate issuers (and, if held with a securities intermediary, such securities intermediary) of uncertificated securities or other types of Pledged Collateral owned by it not represented by certificates to mark their books and records with the numbers and face amounts of all such uncertificated securities or other types of Pledged Collateral not represented by certificates and all rollovers and replacements therefor to reflect the Lien of the Lender granted pursuant to this Security Agreement. With respect to any Pledged Collateral owned by it, upon the request of the Lender, such Grantor will take any actions necessary to cause (a) the issuers of uncertificated securities which are Pledged Collateral in excess of $100,000 or which are uncertificated securities issued by a Subsidiary and (b) any securities intermediary which is the holder of any such Pledged Collateral, to cause the Lender to have and retain Control over such Pledged Collateral. Without limiting the foregoing, upon the request of the Lender, such Grantor will, with respect to any such Pledged Collateral held with a securities intermediary (other than to the extent maintained in an Excluded Account), cause such securities intermediary to enter into a Securities Account Control Agreement giving the Lender Control.

4.6. Pledged Collateral.

(a) Changes in Capital Structure of Issuers. Except as permitted by the Credit Agreement, such Grantor will not (i) permit or suffer any issuer of an Equity Interest constituting Pledged Collateral owned by it to dissolve, merge, liquidate, retire any of its Equity Interests or other Instruments or Securities evidencing ownership, reduce its capital, sell or encumber all or substantially all of its assets (except for Permitted Liens and Dispositions permitted pursuant to Section 4.1(d)) or merge or consolidate with any other entity, or (ii) vote any such Pledged Collateral in favor of any of the foregoing.

(b) Issuance of Additional Securities. Such Grantor will not permit or suffer the issuer of an Equity Interest constituting Pledged Collateral owned by it and issued by any Subsidiary of Grantor to issue additional Equity Interests, any right to receive the same or any right to receive earnings, except to such Grantor.

(c) Registration of Pledged Collateral. Such Grantor will permit any registerable Pledged Collateral owned by it to be registered in the name of the Lender or its nominee at any time at the option of the Lender if an Event of Default exists.

(d) Exercise of Rights in Pledged Collateral.

(i) Without in any way limiting the foregoing and subject to clause (ii) below, such Grantor shall have the right to exercise all voting rights or other rights relating to the Pledged Collateral owned by it for all purposes not inconsistent with this Security Agreement, the Credit Agreement or any other Loan Document; provided however, that no vote or other right shall be exercised or action taken which would have the effect of impairing in any material respect the rights of the Lender in respect of such Pledged Collateral.

(ii) Such Grantor will permit the Lender or its nominee at any time after the occurrence and during the continuance of an Event of Default, with notice to Grantor, to exercise all voting rights or other rights relating to the Pledged Collateral owned by it, including, without limitation, exchange, subscription or any other rights, privileges, or options pertaining to any Equity Interest or Investment Property constituting Pledged Collateral as if it were the absolute owner thereof.

(iii) Such Grantor shall be entitled to collect and receive for its own use all cash dividends and interest paid in respect of the Pledged Collateral owned by it to the extent not in violation of the Credit Agreement other than (while any Event of Default exists, at the option of the Lender) any of the following distributions and payments (collectively referred to as the “Excluded Payments”): (A) dividends and interest paid or payable other than in cash in respect of such Pledged Collateral, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral; (B) dividends and other distributions paid or payable in cash in respect of such Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in capital of an issuer; and (C) cash paid, payable or otherwise distributed, in respect of principal of, or in redemption of, or in exchange for, such Pledged Collateral; provided however, that until actually paid, all rights to such distributions shall remain subject to the Lien created by this Security Agreement.

(iv) All Excluded Payments and all other distributions in respect of any of the Pledged Collateral owned by such Grantor, whenever paid or made, shall (while any Event of Default exists, at the option of the Lender) be delivered to the Lender to hold as Pledged Collateral and shall, if received by such Grantor, be received in trust for the benefit of the Lender, be segregated from the other property or funds of such Grantor, and be forthwith delivered to the Lender as Pledged Collateral in the same form as so received (with any necessary endorsement).

(e) Interests in Limited Liability Companies and Limited Partnerships. Each Grantor agrees that no ownership interests in a limited liability company or a limited partnership which are included within the Collateral owned by such Grantor shall at any time constitute a Security under Article 8 of the UCC of the applicable jurisdiction.

4.7. Intellectual Property.

(a) After any change to Exhibit D (or the information required to be disclosed thereon), the applicable Grantor shall provide the Lender notification thereof in the next Compliance Certificate required to be delivered under Section 5.01(c) of the Credit Agreement and the respective Confirmatory Grant as described in this Section 4.7 and any other documents that Lender reasonably requests with respect thereto.

(b) Such Grantor shall (and shall use commercially reasonable efforts to cause all of its licensees to) (i) (A) continue to use each Trademark included in the Material Intellectual Property owned by it in order to maintain such Trademark in full force and effect with respect to each class of goods for which such Trademark is currently used, free from any claim of abandonment for non-use, (B) maintain at least the same standards of quality of products and services offered under such Trademark included in the Material Intellectual Property as are currently maintained, (C) use such Trademark included in the Material Intellectual Property with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law and (D) not adopt or use any other Trademark that is confusingly similar or a colorable imitation of such Trademark included in the Material Intellectual Property unless Lender shall obtain a perfected security interest in such other Trademark pursuant to this Security Agreement and (ii) not intentionally do any act or omit to do any act whereby (A) such Trademark included in the Material Intellectual Property (or any goodwill associated therewith) may become destroyed, invalidated, impaired or harmed in any way, (B) any Patent included in the Material Intellectual Property may become forfeited, misused, unenforceable, abandoned or dedicated to the public, (C) any portion of the Copyrights included in the Material Intellectual Property may become invalidated, otherwise impaired or fall into the public domain or (D) any Trade Secret that is Material Intellectual Property may become publicly available or otherwise unprotectable.

(c) Such Grantor shall notify the Lender promptly if it knows that any application or registration relating to any Material Intellectual Property owned by it may become forfeited, misused, unenforceable, abandoned or dedicated to the public, or of any material and adverse determination or development regarding the validity or enforceability or such Grantor’s ownership of, interest in, right to use, register, own or maintain any Material Intellectual Property (including the institution of, or any such determination or development in, any proceeding relating to the foregoing in any Applicable IP Office). Such Grantor shall take all actions that are reasonably requested by the Lender to maintain and pursue each application (and to obtain the relevant registration or recordation) and to maintain each registration and recordation included in the Material Intellectual Property owned by it.

(d) Such Grantor shall not knowingly do any act or omit to do any act to infringe, misappropriate, dilute, violate or otherwise impair in any material respect the Intellectual Property of any other Person. In the event that any Material Intellectual Property of such Grantor is or has been infringed, misappropriated, violated, diluted or otherwise impaired in any material respect by a third party, such Grantor shall promptly after obtaining knowledge thereof take commercially reasonable steps to protect such Material Intellectual Property, including by pursuing litigation where appropriate, and to recover any and all damages for such infringement, misappropriation or dilution, and, if an Event of Default exists, shall take such other actions as the Lender shall deem reasonably appropriate under the circumstances to protect such Material Intellectual Property.

(e) Such Grantor shall execute and deliver to the Lender the respective Confirmatory Grant for all Copyrights, Trademarks, Patents and Material License Agreements of such Grantor, which shall be in form and substance reasonably acceptable to the Lender and suitable for filing in the Applicable IP Office.

(f) Such Grantor shall take all actions reasonably requested by the Lender to maintain and pursue each application, to obtain the relevant registration and to maintain the registration of all Material Intellectual Property owned by it (now or hereafter existing), including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings.

4.8 Commercial Tort Claims. Such Grantor shall notify the Lender in the next Compliance Certificate required to be delivered under Section 5.1(c) of the Credit Agreement of any commercial tort claim (as defined in the UCC) in excess of $100,000 acquired by it and, unless the Lender otherwise consents, such Grantor shall enter into an amendment to this Security Agreement, in the form of Exhibit J hereto, granting to Lender a security interest in such commercial tort claim (subject to Permitted Liens).

4.9. Letter-of-Credit Rights. If such Grantor is or becomes the beneficiary of a letter of credit in excess of $100,000 individually, or $250,000 in the aggregate for all such letters of credit, it shall notify the Lender in the next Compliance Certificate required to be delivered under Section 5.1(c) of the Credit Agreement thereof and, if reasonably requested by the Lender, use commercially reasonable efforts to cause the issuer and/or confirmation bank to (a) consent to the assignment of any Letter-of-Credit Rights to the Lender and (b) agree to direct all payments thereunder to a Deposit Account at the Lender or subject to a Deposit Account Control Agreement for application to the Secured Obligations, in accordance with Section 2.16 of the Credit Agreement, all in form and substance reasonably satisfactory to the Lender.

4.10. Federal, State or Municipal Claims. Such Grantor will promptly notify the Lender of any Collateral which constitutes a claim against the United States government or any state or local government or any instrumentality or agency thereof with a value in excess of $250,000, the assignment of which claim is restricted by federal, state or municipal law.

4.11. No Interference. Such Grantor agrees that it will not interfere with any right, power and remedy of the Lender provided for in this Security Agreement or any other Loan Document, now or hereafter existing, or at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the Lender of any one or more of such rights, powers or remedies; provided that the foregoing shall not limit any Grantor’s right to contest whether a Default or Event of Default has occurred or whether the Lender has the right to exercise remedies at such time.

4.12. Insurance.

(a) All insurance policies required hereunder and under Section 5.10 of the Credit Agreement shall name the Lender (for the benefit of the Lender and the Secured Parties) as an additional insured or as lender’s loss payee, as applicable, and shall contain lender loss payable clauses or mortgagee clauses, through endorsements in form and substance reasonably satisfactory to the Lender, which provide that: (i) all proceeds thereunder with respect to any Collateral shall be payable to the Lender; (ii) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy; and (iii) such policy and lender loss payable or mortgagee clauses may be canceled, amended, or terminated only upon at least thirty (30) days prior written notice given to the Lender or ten (10) days prior written notice for non-payment of premium.

(b) All premiums on any such insurance shall be paid when due by such Grantor, and copies of the policies delivered to the Lender upon the Lender’s request. If such Grantor fails to obtain or maintain any insurance as required by this Section, the Lender may, after written notice to such Grantor, obtain such insurance at the Borrower’s expense. By purchasing such insurance, the Lender shall not be deemed to have waived any Default arising from a Grantor’s failure to maintain such insurance or pay any premiums therefor.

4.13. Collateral Access Agreements. If reasonably requested by the Lender, such Grantor shall use commercially reasonable efforts to obtain a Collateral Access Agreement from the lessor of each leased property, bailee or consignee with respect to any warehouse, processor or converter facility or other location where Collateral with a value in excess of $250,000 is stored or located, which agreement or letter shall provide access rights, contain a waiver or subordination of all Liens or claims that the landlord, bailee or consignee may assert against the Collateral at that location, and shall otherwise be reasonably satisfactory in form and substance to the Lender.

4.14. Deposit Account Control Agreements. Subject to Section 5.15 of the Credit Agreement, unless otherwise agreed by the Lender, such Grantor will provide to the Lender a Control Agreement duly executed on behalf of each bank, financial institution, securities intermediary or other Person holding such Grantor’s funds or maintaining a Deposit Account or Securities Account (other than an Excluded Account) for such Grantor.

ARTICLE V

EVENTS OF DEFAULT AND REMEDIES

5.1. Events of Default. The occurrence of any “Event of Default” under, and as defined in, the Credit Agreement.

5.2. Remedies.

(a) Upon the occurrence and during the continuance of an Event of Default, the Lender may exercise any or all of the following rights and remedies:

(i) those rights and remedies provided in this Security Agreement, the Credit Agreement, or any other Loan Document; provided that, this Section 5.2(a) shall not be understood to limit any rights or remedies available to the Lender and the other Secured Parties prior to an Event of Default;

(ii) those rights and remedies available to a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank’s right of setoff or bankers’ lien) when a debtor is in default under a security agreement;

(iii) give notice of sole control or any other instruction under any Deposit Account Control Agreement, Securities Account Control Agreement or any other control agreement and take any action therein with respect to such Collateral;

(iv) without notice (except as specifically provided in Section 8.1 or elsewhere herein), demand or advertisement of any kind to any Grantor or any other Person, enter the premises of any Grantor where any Collateral is located (through self-help and without judicial process) to inventory, collect, receive, assemble, process, appropriate, sell, lease, assign, grant an option or options to purchase or otherwise dispose of, deliver, or realize upon, the Collateral or any part thereof in one or more parcels at public or private sale or sales (which sales may be adjourned or continued from time to time with or without notice and may take place at any Grantor’s premises or elsewhere), for cash, on credit or for future delivery without assumption of any credit risk, and upon such other terms as the Lender may deem commercially reasonable; and

(v) concurrently with written notice to the applicable Grantor, transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations, exercise the voting and all other rights as a holder with respect thereto, to collect and receive all cash dividends, interest, principal and other distributions made thereon and to otherwise act with respect to the Pledged Collateral as though the Lender was the outright owner thereof.

(b) The Lender, on behalf of the Secured Parties, may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(c) The Lender shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of the Lender and the other Secured Parties, the whole or any part of the Collateral so sold, free of any right of equity redemption, which equity redemption each Grantor hereby expressly releases.

(d) Until the Lender is able to effect a sale, lease, or other disposition of Collateral, the Lender shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by the Lender. The Lender may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of the Lender’s remedies (for the benefit of the Lender and the other Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment.

(e) Notwithstanding the foregoing, neither the Lender nor any other Secured Party shall be required to (i) make any demand upon, or pursue or exhaust any of its rights or remedies against, any Grantor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Secured Obligations or to pursue or exhaust any of its rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof, (ii) marshal the Collateral or any guarantee of the Secured Obligations or to resort to the Collateral or any such guarantee in any particular order, or (iii) effect a public sale of any Collateral.

(f) Each Grantor recognizes that the Lender may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof in accordance with clause (a) above. Each Grantor also acknowledges that any private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. The Lender shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit any Grantor or the issuer of the Pledged Collateral to register such securities for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws, even if the applicable Grantor and the issuer would agree to do so.

(g) If, after the Credit Agreement has terminated by its terms and all of the Obligations have been Paid in Full, there remain Swap Agreement Obligations outstanding, the Lender may exercise the remedies provided in this Section 5.2 upon the occurrence of any event which would allow or require the termination or acceleration of any Swap Agreement Obligations pursuant to the terms of the Swap Agreement.

5.3. Grantor’s Obligations Upon Default. Upon the request of the Lender after the occurrence and during the continuance of an Event of Default, each Grantor will:

(a) assemble and make available to the Lender the Collateral and all books and records relating thereto at any place or places specified by the Lender, whether at such Grantor’s premises or elsewhere;

(b) permit the Lender, by the Lender’s representatives and agents, to enter, occupy and use any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral or the books and records relating thereto, or both, to remove all or any part of the Collateral or the books and records relating thereto, or both, and to conduct sales of the Collateral, without any obligation to pay any Grantor for such use and occupancy;

(c) prepare and file, or cause an issuer of Pledged Collateral to prepare and file, with the Securities and Exchange Commission or any other applicable government agency, registration statements, a prospectus and such other documentation in connection with the Pledged Collateral as the Lender may request, all in form and substance reasonably satisfactory to the Lender, and furnish to the Lender, or cause an issuer of Pledged Collateral to furnish to the Lender, any information regarding the Pledged Collateral in such detail as the Lender may specify; and

(d) take, or cause an issuer of Pledged Collateral to take, any and all actions necessary to register or qualify the Pledged Collateral to enable the Lender to consummate a public sale or other disposition of the Pledged Collateral.

5.4. Grant of Intellectual Property License. For the purpose of enabling the Lender to exercise the rights and remedies under this Article V at such time as the Lender shall be lawfully entitled to exercise such rights and remedies (including in order to take possession of, collect, receive, assemble, process, appropriate, remove, realize upon, sell, assign, convey, transfer or grant options to purchase any Collateral), each Grantor hereby (a) grants to the Lender, for the benefit of the Lender and the other Secured Parties, an irrevocable, nonexclusive worldwide license (exercisable without payment of royalty or other compensation to any Grantor), including in such license the right to use, license, sublicense or practice any Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all Software and programs used for the compilation or printout thereof and (b) irrevocably agrees that the Lender may sell any of such Grantor’s Inventory directly to any person, including without limitation persons who have previously purchased the Grantor’s Inventory from such Grantor and in connection with any such sale or other enforcement of the Lender’s rights under this Security Agreement, may sell Inventory which bears any Trademark owned by or licensed to such Grantor and any Inventory that is covered by any Copyright owned by or licensed to such Grantor and the Lender may (but shall have no obligation to) finish any work in process and affix any Trademark owned by or licensed to such Grantor and sell such Inventory as provided herein.

ARTICLE VI

ACCOUNT VERIFICATION; ATTORNEY IN FACT; PROXY

6.1. Account Verification. The Lender may at any time after the occurrence and during the continuance of an Event of Default after written notice to the Grantors, in the Lender’s own name, in the name of a nominee of the Lender, or in the name of any Grantor communicate (by mail, telephone, facsimile or otherwise) with the Account Debtors of any such Grantor, parties to contracts with any such Grantor and obligors in respect of Instruments of any such Grantor to verify with such Persons, to the Lender’s satisfaction, the existence, amount, terms of, and any other matter relating to, Accounts, Instruments, Chattel Paper, payment intangibles and/or other Receivables.

6.2. Authorization for Lender to Take Certain Action.

(a) Each Grantor irrevocably authorizes the Lender at any time and from time to time in the sole discretion of the Lender and appoints the Lender as its attorney-in-fact (i) to endorse and collect any cash proceeds of the Collateral, (ii) to file any financing statement with respect to the Collateral and to file any other financing statement or amendment of a financing statement (which does not add new collateral or add a debtor) in such offices as the Lender in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Lender’s security interest in the Collateral, (iii) in the case of any Intellectual Property owned by or licensed to a Grantor, execute, deliver and have recorded any document that the Lender may request to evidence, effect, publicize or record the Lender’s security interest in such Intellectual Property and the goodwill and General Intangibles of such Grantor relating thereto or represented thereby, (iv) to contact and enter into one or more agreements with the issuers of uncertificated securities which are Pledged Collateral or with securities intermediaries holding Pledged Collateral as may be necessary or advisable to give the Lender Control over such Pledged Collateral, (v) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for such Liens that are permitted under Section 6.02 of the Credit Agreement), (vi) after written notice to the Grantors, to contact Account Debtors for any reason, (vii) to demand payment or enforce payment of the Receivables in the name of the Lender or such Grantor and to endorse any and all checks, drafts, and other instruments for the payment of money relating to the Receivables, (viii) to sign such Grantor’s name on any invoice or bill of lading relating to the Receivables, drafts against any Account Debtor of such Grantor, assignments and verifications of Receivables, (ix) to exercise all of such Grantor’s rights and remedies with respect to the collection of the Receivables and any other Collateral, (x) to settle, adjust, compromise, extend or renew the Receivables, (xi) to settle, adjust or compromise any legal proceedings brought to collect Receivables, (xii) to prepare, file and sign such Grantor’s name on a proof of claim in bankruptcy or similar document against any Account Debtor of such Grantor, (xiii) to prepare, file and sign such Grantor’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables, (xiv) to change the address for delivery of mail addressed to such Grantor to such address as the Lender may designate and to receive, open and dispose of all mail addressed to such Grantor, and (xv) to do all other acts and things necessary to carry out this Security Agreement; and such Grantor agrees to reimburse the Lender on demand for any payment made or any expense incurred by the Lender in connection with any of the foregoing; provided that, this authorization shall not relieve such Grantor of any of its obligations under this Security Agreement or under the Credit Agreement.

(b) All lawful acts of said attorney or designee are hereby ratified and approved. The powers conferred on the Lender, for the benefit of the Lender and the other Secured Parties, under this Section 6.2 are solely to protect the Lender’s interests in the Collateral and shall not impose any duty upon the Lender or any other Secured Party to exercise any such powers. The Lender agrees that, except for the powers granted in Section 6.2(a)(i)-(v) and Section 6.2(a)(xv), it shall not exercise any power or authority granted to it unless an Event of Default has occurred and is continuing.

6.3. Proxy. EACH GRANTOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS THE LENDER AS ITS PROXY AND ATTORNEY-IN-FACT (AS SET FORTH IN SECTION 6.2 ABOVE) OF SUCH GRANTOR WITH RESPECT TO ITS PLEDGED COLLATERAL, INCLUDING THE RIGHT TO VOTE SUCH PLEDGED COLLATERAL, WITH FULL POWER OF SUBSTITUTION TO DO SO. IN ADDITION TO THE RIGHT TO VOTE ANY SUCH PLEDGED COLLATERAL, THE APPOINTMENT OF THE LENDER AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE THE RIGHT TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF SUCH PLEDGED COLLATERAL WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS AND VOTING AT SUCH MEETINGS). SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY SUCH PLEDGED COLLATERAL ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF SUCH PLEDGED COLLATERAL OR ANY OFFICER OR AGENT THEREOF), UPON THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT.

6.4. Nature of Appointment; Limitation of Duty. THE APPOINTMENT OF THE LENDER AS PROXY AND ATTORNEY-IN-FACT IN THIS ARTICLE VI IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE DATE ON WHICH THIS SECURITY AGREEMENT IS TERMINATED IN ACCORDANCE WITH SECTION 7.14. NOTWITHSTANDING ANYTHING CONTAINED HEREIN, NONE OF THE LENDER, ANY LENDER, ANY OTHER SECURED PARTY, ANY OF THEIR RESPECTIVE AFFILIATES, OR ANY OF THEIR OR THEIR AFFILIATES’ RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, ADVISORS, AGENTS OR REPRESENTATIVES SHALL HAVE ANY DUTY TO EXERCISE ANY RIGHT OR POWER GRANTED HEREUNDER OR OTHERWISE OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO, EXCEPT IN RESPECT OF DAMAGES FOUND BY A FINAL, NON-APPEALABLE JUDGMENT OF A COURT OF COMPETENT JURISDICTION TO HAVE PRIMARILY RESULTED FROM SUCH PARTY’S OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT IN PERFORMING ITS ACTIVITIES OR FURNISHING ITS SERVICES UNDER THIS SECURITY AGREEMENT; PROVIDED THAT, IN NO EVENT SHALL THEY BE LIABLE FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

ARTICLE VII

GENERAL PROVISIONS

7.1 Waivers. To the extent permitted by applicable law, each Grantor hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to Grantors, addressed as set forth in Article VIII, at least ten days prior to (a) the date of any such public sale or (b) the time after which any such private sale or other disposition may be made. To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against the Lender or any other Secured Party arising out of the repossession, retention or sale of the Collateral, except such as arise solely out of the gross negligence or willful misconduct of the Lender or such Secured Party as found by a final, non-appealable judgment of a court of competent jurisdiction. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Lender or any other Secured Party, any valuation, stay, appraisal, extension, moratorium, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Security Agreement, or otherwise. Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

7.2. Limitation on Lender’s and Other Secured Parties’ Duty with Respect to the Collateral. The Lender shall have no obligation to clean-up or otherwise prepare the Collateral for sale. The Lender and each other Secured Party shall use reasonable care with respect to the Collateral in its possession or under its control. Neither the Lender nor any other Secured Party shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Lender or such other Secured Party, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. To the extent that applicable law imposes duties on the Lender to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is commercially reasonable for the Lender to (a) fail to incur expenses deemed significant by the Lender to prepare Collateral for disposition or otherwise to transform raw material or work in process into finished goods or other finished products for disposition, (b) fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (d) exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) contact other Persons, whether or not in the same business as such Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (g) hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (h) dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (i) dispose of assets in wholesale rather than retail markets, (j) disclaim disposition warranties, such as title, possession or quiet enjoyment, (k) purchase insurance or credit enhancements to insure the Lender against risks of loss, collection or disposition of Collateral or to provide to the Lender a guaranteed return from the collection or disposition of Collateral, or (l) to the extent deemed appropriate by the Lender, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Lender in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this Section 7.2 is to provide non-exhaustive indications of what actions or omissions by the Lender would be commercially reasonable in the Lender’s exercise of remedies against the Collateral and that other actions or omissions by the Lender shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 7.2. Without limitation upon the foregoing, nothing contained in this Section 7.2 shall be construed to grant any rights to any Grantor or to impose any duties on the Lender that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 7.2.

7.3. Compromises and Collection of Collateral. The Grantors and the Lender recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable. In view of the foregoing, each Grantor agrees that the Lender may at any time and from time to time, if an Event of Default has occurred and is continuing, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Lender in its sole discretion shall determine or abandon any Receivable, and any such action by the Lender shall be commercially reasonable so long as the Lender acts in good faith based on information known to it at the time it takes any such action.

7.4. Secured Party Performance of Debtor Obligations. Without having any obligation to do so, the Lender may perform or pay any obligation which any Grantor has agreed to perform or pay in this Security Agreement and the Grantors have failed to do after 3 Business Days written notice from the Lender, and the Grantors shall reimburse the Lender for any amounts paid by the Lender pursuant to this Section 7.4. The Grantors’ obligation to reimburse the Lender pursuant to the preceding sentence shall be a Secured Obligation payable promptly after written demand.

7.5 Specific Performance of Certain Covenants. Each Grantor acknowledges and agrees that a breach of any of the covenants contained in Sections 4.1(d), 4.1(e), 4.4, 4.5, 4.6, 4.7, 4.8, 4.9, 4.10, 4.12, 4.13, 4.14, 4.15, 5.3, 5.4 or 7.7 will cause irreparable injury to the Lender and the other Secured Parties, that the Lender and the other Secured Parties have no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of the Lender or the other Secured Parties to seek and obtain specific performance of other obligations of the Grantors contained in this Security Agreement, that the covenants of the Grantors contained in the Sections referred to in this Section 7.5 shall be specifically enforceable against the Grantors.

7.6. Reserved.

7.7. No Waiver; Amendments; Cumulative Remedies. No failure or delay by the Lender or any other Secured Party in exercising any right or power under this Security Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Lender and the other Secured Parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Security Agreement or consent to any departure by the Grantors therefrom shall in any event be effective unless in writing signed by the Lender and then only to the extent in such writing specifically set forth.

7.8. Limitation by Law; Severability of Provisions. All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Security Agreement invalid, unenforceable or not entitled to be recorded or registered, in whole or in part. Any provision in this Security Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction, and to this end the provisions of this Security Agreement are declared to be severable.

7.9 Reinstatement. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof (including a payment effected through exercise of a right of setoff), is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise (including pursuant to any settlement entered into by a Secured Party in its discretion), all as though such payment or performance had not been made. In the event that any payment, or any part thereof (including a payment effected through exercise of a right of setoff), is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

7.10. Benefit of Agreement. The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of the Grantors, the Lender and the other Secured Parties and their respective successors and assigns (including all persons who become bound as a debtor to this Security Agreement), except that no Grantor shall have the right to assign its rights or delegate its obligations under this Security Agreement or any interest herein, without the prior written consent of the Lender. No sales of participations, assignments, transfers, or other dispositions of any agreement governing the Secured Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to the Lender, for the benefit of the Lender and the other Secured Parties, hereunder.

7.11. Survival of Representations. All representations and warranties of the Grantors contained in this Security Agreement shall survive the execution and delivery of this Security Agreement.

7.12. Expenses. The Grantors shall reimburse the Lender for any and all reasonable and documented out-of-pocket expenses in accordance with Section 8.03 of the Credit Agreement.

7.13. Headings. The title of and section headings in this Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Security Agreement.

7.14. Termination. This Security Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Secured Obligations outstanding) until (a) the Credit Agreement has terminated pursuant to its express terms and (b) all of the Secured Obligations have been Paid in Full and thereupon, the Lender shall deliver to such Grantor any Collateral of such Grantor held by the Lender hereunder and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence termination of Lender’s Liens granted hereunder.

7.15. Entire Agreement. This Security Agreement and the other Loan Documents embody the entire agreement and understanding between the Grantors and the Lender relating to the Collateral and supersedes all prior agreements and understandings among the Grantors and the Lender relating to the Collateral.

7.16. CHOICE OF LAW. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

7.17. CONSENT TO JURISDICTION. EACH GRANTOR HEREBY IRREVOCABLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY U.S. FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE LENDER OR ANY LENDER TO BRING PROCEEDINGS AGAINST ANY GRANTOR IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY GRANTOR AGAINST THE LENDER OR ANY LENDER OR ANY AFFILIATE OF THE LENDER OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.

7.18. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OR OTHER AGENT (INCLUDING ANY ATTORNEY) OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS SECURITY AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

7.19. Reserved.

7.20. Counterparts. This Security Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which when taken together shall constitute one agreement, and any of the parties hereto may execute this Security Agreement by signing any such counterpart. Subject to the terms of the Credit Agreement, delivery of an executed counterpart of a signature page of this Security Agreement that is an Electronic Signature (as defined in the Credit Agreement) transmitted by facsimile, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Security Agreement.

ARTICLE VIII

NOTICES

8.1. Sending Notices. Any notice required or permitted to be given under this Security Agreement shall be sent in accordance with Section 8.01 of the Credit Agreement, provided that notices to each Grantor shall be sent to such Grantor at its mailing address set forth in Exhibit A hereto.

8.2. Change in Address for Notices. Each of the Grantors and the Lender may change the address for service of notice upon it by a notice in writing to the other parties.

[Signature Page Follows]

IN WITNESS WHEREOF, the Grantors and the Lender have executed this Security Agreement as of the date first above written.

GRANTORS:

FREQUENCY ELECTRONICS, INC.,
a Delaware corporation

By:	/s/ Steven Bernstein
Name:	Steven Bernstein
Title:	Chief Financial Officer, Treasurer and Secretary

FEI-ZYFER, INC.,
a Delaware corporation

By:	/s/ Steven Bernstein
Name:	Steven Bernstein
Title:	Treasurer and Secretary

JPMORGAN CHASE BANK, N.A.,
as Lender

By:	/s/ William Pearce
Name:	William Pearce
Title:	Authorized Officer

SIGNATURE PAGE TO PLEDGE AND SECURITY AGREEMENT